Exhibit 99.1

ADMINISTRATIVE AGREEMENT

This Agreement dated September 19, 2011, is made between MTS Systems Corporation (“MTS” or “Company”) and the United States Department of the Air Force (“USAF”). The purpose of this Agreement is to record the actions MTS has taken and has committed to take to satisfy the USAF that it can be trusted to receive Federal Government contracts and subcontracts and the benefits of Federal assistance programs, and the USAF’s agreement to terminate the March 11, 2011, suspension of MTS based upon the terms herein, including the removal of its name from the Excluded Parties List System (“EPLS”).

PREAMBLE

A.            MTS, headquartered in Eden Prairie, Minnesota, develops, manufactures, and maintains high-performing testing and sensing equipment.

B.            On March 11, 2011, the USAF suspended MTS from Federal Government contracting and from directly or indirectly receiving the benefits of Federal assistance programs, pursuant to the authority and procedures of the Federal Acquisition Regulation (“FAR”) Subpart 9.4. The USAF’s Notice of Suspension and Memorandum in Support of the Suspensions are incorporated by reference herein and are attached as Exhibit A. The suspension is based on evidence that, from 2008 to present, “MTS failed to disclose in its Online Representations and Certifications Application (ORCA)” that MTS had previously been convicted, within a three-year period prior to the Company’s ORCA submissions, of two misdemeanor offenses related to making false statements under 18 U.S.C. § 1018, false certification or writing. MTS also failed to give timely notice to the USAF and other agencies of its inaccurate ORCA submissions and an on-going investigation by the U.S. Department of Justice (“DOJ”) and the U.S. Department of Commerce’s Office of Inspector General (“OIG”).

C.            MTS does not contest the facts forming the basis for the USAF’s suspension and further acknowledges that there is a basis for its suspension under FAR Subpart 9.4. In response to the USAF’s Notice of Suspension, MTS submitted extensive written materials to the USAF on July 14 and August 28, 2011, and met with the USAF on August 4, 2011. In those materials and the meeting, MTS has accepted all responsibility for its inaccurate ORCA filings and its failure to report to the appropriate Federal contracting agencies the fact of these erroneous filings and the resulting DOJ and OIG investigation. Most importantly, MTS has provided the USAF with information relating to significant remedial measures it has taken and is taking to strengthen its internal controls and to re-establish its corporate integrity and present responsibility. These measures include management changes, increased emphasis on improving its culture of ethics and compliance, improvements to its internal controls, restructuring of legal and compliance functions, and full transparency and cooperation with the U.S. Government. The USAF has agreed that these measures, if properly implemented by MTS, will protect the U.S. Government’s interests.

D.            The USAF has concluded that FAR 9.407 and the facts and information presented by MTS provide an adequate basis for the USAF to terminate the March 11, 2011 suspension.

TERMS AND CONDITIONS

1.
PERIOD: The period of this Agreement shall be three years from the date of the execution of this Agreement by the USAF, or if the USAF in its sole reasonable discretion determines at any time during the term of this Agreement that MTS has ceased to be in full compliance with this Agreement for a period of three years following reestablishment of full compliance as reasonably determined by the USAF.

2.
CULTURAL TRANSFORMATION: Prior to and immediately following the receipt of the March 11, 2011, Notice of Suspension, MTS initiated a set of measures that demonstrate a profound shift in its corporate culture. MTS hereby commits to continuing such measures and to tracking progress in periodic and transparent reports to the USAF as required by this Agreement.

3.
EMPLOYEES: The word employee(s) in this Agreement includes MTS’s officers, contract employees, consultants, full-time and part-time employees, and members of its Board of Directors. The definition shall in no way impact the oversight and independence roles of the members of the Board of Directors.

4.
ETHICS AND COMPLIANCE PROGRAM: MTS has been adopting, implementing, and maintaining a self-governance program that includes a business ethics and compliance program that applies to all employees, both domestic and international. MTS shall continue to implement this program so as to ensure that MTS and each of its employees maintains the business honesty and integrity required of a Government contractor and that MTS operates in strict compliance with all applicable laws, regulations, and the terms of any contract, grant, or cooperative agreement. Specifically:

A.
MTS has created the positions of General Counsel/Chief Compliance Officer and Director of Compliance. These positions shall be responsible for managing all aspects of MTS’s ethics and compliance program and together shall report on the progress of that program directly to the Chief Executive Officer and the Audit Committee of the Board of Directors. MTS agrees to maintain these or comparable positions throughout the term of this Agreement.

B.
MTS has a Code of Conduct (“Code”) in place. A copy is attached as Exhibit B to this Agreement. The Code shall be deemed incorporated by reference into this Agreement. No later than 14 days after execution of this Agreement, MTS will modify the Code as suggested by the Monitor (described below) and MTS shall provide a copy of the Revised Code to the USAF for its review. The Revised Code, including any reasonable comments provided by the USAF, shall be deemed incorporated by reference into this Agreement, and shall replace the original Exhibit B.

C.
In May 2011, MTS provided to each employee a copy of the Code and required each MTS employee worldwide to sign a certification, in records that are maintained by MTS and open for inspection by the USAF, that he or she has read the Code and understands it. No later than 60 days after the adoption of the Revised Code, MTS will require each MTS employee worldwide to sign the same certification, in records that are maintained by MTS and open to inspection by the USAF, that he or she has read the Revised Code and understands it. MTS shall verify to the USAF within 60 days after the adoption of the Revised Code that all employees have signed the certification. Thereafter, at least once in each calendar year, each employee shall repeat the procedure of reading the Revised Code and signing the certification.

D.
MTS agrees to institute and maintain an information and education program designed to assure that all employees are aware of all applicable laws, regulations, and standards of business conduct that employees are expected to follow and the consequences both to the employee and to the Company that will arise from any violation. Training shall consist of Compliance Training for all employees whose duties directly or indirectly involve the particular compliance risk area that is the subject of the compliance training (e.g., representations and certifications, selling to the Government, import/export controls), plus at least one hour of Initial Training in the MTS business ethics and compliance program for every MTS employee, plus, each year for each then-current employee, not less than one additional hour of business ethics and compliance Refresher Training, which shall be provided to employees by their immediate supervisor. Such Initial and Refresher Training shall embrace values-based ethics and include ethical scenarios for employees to consider. A schedule and subject outline for the information and education program shall be provided to the USAF within 30 days of the date of this Agreement and, when presented to the USAF, shall be deemed incorporated by reference into this Agreement. All written materials and training related to the business ethics and compliance program will be provided in English and in any other language necessary to ensure that each employee understands all elements of any written and oral presentation.

E.
MTS’s officers, its General Counsel/Chief Compliance Officer, and Director of Compliance shall attend, at least annually, a formal, in-person, ethics course or Government contracts compliance course offered by an independent organization and retain documentation of their attendance in the event such documentation is requested by the USAF.

F.
For employees hired within the United States, upon adoption of the Revised Code, MTS will implement two measures: (1) ensure that each new U.S. employee will, within five working days of starting employment with MTS, receive and be required to review the Revised Code of Conduct and sign the certification stating that he or she has read and understands that Code; and (2) additionally, each new U.S. employee, within 30 days of starting employment with MTS, will attend Initial Training not less than one hour in length administered by the Chief Compliance Officer or designee, whether in person or via telephone or internet. For employees hired internationally, MTS will implement both of these measures no later than 60 days after the adoption of the Revised Code.

G.
MTS will ensure that its business ethics and compliance program and Revised Code are maintained and updated as necessary, and will provide for periodic, outside and independent audits of MTS’s business practices, procedures, policies and internal controls for compliance with this Agreement, and the special requirements of U.S. Government contracting, including monitoring and auditing to detect criminal conduct, periodic evaluation of the effectiveness of the business ethics and compliance program and periodic assessment of the risk of criminal conduct, with appropriate steps to design, implement or modify the business ethics and compliance program as necessary to reduce the risk of criminal conduct as identified through this process. Additionally, MTS’s General Counsel/Chief Compliance Officer reports directly to the Chief Executive Officer and the Audit Committee of the Board of Directors, and will make periodic reports in person and in writing not less than quarterly concerning MTS’s Ethics and Compliance Program and compliance with this Agreement and shall provide a copy to the USAF. MTS shall take whatever actions are appropriate and necessary to ensure that it conducts its activities in compliance with the requirements of the law and sound business ethics.

H.
MTS has posted, and will ensure that it maintains, in prominent places accessible to each of its employees, notices encouraging confidential calls to report suspected instances of improper conduct, providing instructions that encourage employees to make such reports, and noting that the third-party administering the toll-free reporting number will maintain confidentiality. A copy of one of these notices is attached as Exhibit C and is deemed incorporated by reference into this Agreement. All calls and information received by the third-party Compliance Line provider will be promptly reported to MTS’s General Counsel/Chief Compliance Officer and to the Compliance Monitor (described below), who shall, in turn, report such calls and associated information, including measures taken to investigate and resolve any such investigations in its quarterly report to the USAF.

I.
At least once each calendar year, MTS’ Department of Internal Assurance shall conduct, through procedures satisfactory to the Compliance Monitor, an internal audit of its business practices, procedures, policies, and internal controls for compliance with this Agreement, the Revised Code , and the special requirements of Government contracting, including monitoring and auditing to detect criminal conduct and other conduct violating Federal law or regulations, periodic evaluation of the effectiveness of the business ethics and compliance program and periodic assessment of the risk of criminal conduct, with appropriate steps to design, implement or modify the business ethics and compliance program as necessary to reduce the risk of criminal conduct as identified through this process. The results of the audits shall be furnished simultaneously to the USAF and the Compliance Monitor.

J.
The training and certification requirements herein shall not apply to consultants and business partners working with MTS unless their duties directly involve particular compliance risks associated with MTS and, in such, case, such training and certification requirements shall be reasonably tailored to the circumstances.

K.
OPERATIONS IN COMPLIANCE WITH APPLICABLE LAWS, RULES AND REGULATIONS: MTS commits and agrees that, from and after the date hereof, MTS will make every effort to ensure that all of its government contracting business and operations shall be conducted in compliance with applicable laws, rules, regulations, and contract requirements, and shall reflect present responsibility and integrity in all respects. To the extent that MTS learns, via internal reviews or otherwise, of any non-compliance with applicable laws, rules, regulations, and contracts, MTS will report such matters responsibly, promptly, and with integrity and transparency to the USAF.

5.	COMPLIANCE MONITOR: MTS has retained, at its sole expense, an independent Compliance Monitor (the “Monitor”) and has obtained the approval of the USAF.

A.	The purpose of the Monitor is to inspect on an ongoing basis, and to report to the USAF regarding, MTS’s ongoing compliance with this Agreement, applicable laws, regulations, and Company policies.

B.
The Monitor shall report to the USAF on a quarterly basis, and shall be free to communicate with the USAF without interference by MTS. The USAF may communicate with the Monitor on a confidential basis and without disclosure to MTS. Neither the delivery to nor review by the USAF of any Monitor report shall waive, limit or in any way diminish the USAF’s right to obtain, review, analyze or evaluate any underlying actual evidence of MTS’s compliance or non-compliance with this Agreement or applicable law.

C.
The Monitor shall review and evaluate the existing materials covering the MTS business ethics and government contracts compliance program and relevant training; conduct personal interviews of the MTS audit committee, executive leadership and management; and present his or her initial findings to the USAF within 30 days of the date of this Agreement. The Monitor will also conduct quarterly meetings with the MTS key personnel responsible for the business ethics and government contracts compliance program perform a quarterly review of relevant files and materials. The Monitor shall submit a quarterly report to the USAF and MTS simultaneously on his or her findings.

6.	INTERNAL INVESTIGATIONS AND DISCLOSURES:

A.
MTS will assess or investigate (unless expressly directed by the USAF or another governmental agency or investigative body not to do so) all reports of misconduct that may come to its attention. MTS will timely notify the USAF of the outcome of assessments or investigations that may potentially impact any aspect of MTS’s Government business. MTS will take corrective action, including prompt restitution of any harm to the Government, where investigation by MTS or the Government results in credible evidence of misconduct. Summary reports of the status of each such investigation will be provided to the USAF as part of the Monitor’s periodic reports.

B.
In addition to any disclosure to the agency Office of the Inspector General or other USAF officials required by FAR 3.1003(2) and, as applicable, the contract clause set out in FAR 52.203-13, MTS shall report to USAF and the Monitor, within 15 days of discovery by management, any suspected breach of this Agreement, MTS’ policies, or any misconduct that management has reasonable grounds to believe may constitute a violation of criminal or civil law by MTS.

C.
MTS shall notify USAF and the Monitor within five business days of the time MTS learns of any of the following events relating to the business or activities of MTS: (1) the initiation of any additional criminal or civil investigation by any federal, state, or local government entity, if MTS has reason to believe that it or any of its employees is a subject or target or subject of such investigation; (2) service of subpoenas by any such governmental entity (except solely to the extent such notification to the USAF would be prohibited by law), if MTS has reason to believe that it or any of its employees is a subject or target of the investigation; (3) service of search warrants and/or searches carried out in any MTS facility; (4) initiation of legal action against MTS, or any of its affiliates, employees, or agents by any entity alleging fraud or any violations of criminal law; or (5) criminal charges brought by any governmental entity against MTS or any of its affiliates, employees, or agents, relating to the business of MTS. MTS shall provide to the USAF as much information as necessary to allow the USAF to determine the impact of the investigative or legal activity upon the present responsibility of MTS for Federal Contracts. MTS shall fully cooperate with any Government agencies responsible for audits, investigations, or corrective actions.

7.	GOVERNMENT INVESTIGATIONS, AUDITS, AND INQUIRIES:

A.
The terms of this Agreement in no way restrict the USAF’s ability, powers, rights and discretion to exercise any of its regulatory, enforcement or oversight functions with respect to any Federal contract matter whatsoever, including without limitation any such matter relating to MTS. This includes any authority available to the USAF pursuant to statute and regulations.

B.
MTS shall cooperate, to the extent requested by the Government, in any Government inquiry, investigation, or prosecution relating to its practices and conduct while performing a Federal Agreement. Such cooperation shall include, but not be limited to, providing USAF with requested documents and taking all reasonable steps to make available for interviews any current MTS officers or employees and to encourage interviewees to participate fully in those interviews.

C.
In addition to any other right USAF may have by statute, regulation, or contract, the USAF or its duly authorized representative may, upon reasonable notice, examine MTS’s books, records, and other company documents and supporting materials for the purpose of verifying and evaluating: (1) MTS’s compliance with the terms of this Agreement; (2) MTS’s business conduct in its dealings with the Government; (3) MTS’s compliance with Federal laws, regulations, and procurement policies and with accepted business practices; and (4) MTS’s compliance with the requirements of Federal Contracts. The materials described above shall be made available by MTS for inspection, audit, or reproduction. Further, for purposes of this provision, USAF or its authorized representative may interview any MTS employee at the employee’s place of business during normal business hours or at such other place and time as may be mutually agreed between the employee and the USAF. The employee may be represented by counsel if requested by the employee.

8.
NOTIFICATION OF ALL EMPLOYEES: Within 30 days of the execution of this Agreement, MTS will notify all MTS employees of the fact and substance of this Agreement, the nature of the conduct leading to this Agreement, and the importance of each employee’s abiding by the terms of this Agreement and all requirements of law, regulations, MTS policies and procedures, and Federal Contracts held by MTS. MTS shall provide a copy of this notice to the USAF within 45 days of the execution of this Agreement.

9.
NOTIFICATION OF SUPPLIERS AND SUBCONTRACTORS: Within 30 days of the effective date of this Agreement, MTS will send a letter to all suppliers, subcontractors, and prime contractors with whom it works emphasizing MTS’s commitment to ethics and compliance and asking suppliers/subcontractors to report to MTS’s Chief Compliance Officer any improper or illegal activity relating to MTS. MTS shall provide the USAF with copies of such correspondence within 45 days of the execution of this Agreement.

10.
EMPLOYMENT OF DEBARRED INDIVIDUALS: MTS has instituted a written policy stating it shall not knowingly employ an individual who is listed by a Federal Agency as debarred or otherwise listed on the EPLS. This policy is attached as Exhibit D. In order to carry out the policy, MTS shall make reasonable inquiry into the status of any potential employee or consultant. Such reasonable inquiry shall include, at a minimum, review of the EPLS. The policy does not require the MTS to terminate the employment of individuals who become suspended or are proposed for debarment during their employment. MTS, however, will remove such employees from responsibility for or involvement with the MTS's Government contracts until the resolution of such suspension or proposed debarment. In addition, if any employee of MTS is charged with a criminal offense relating to business or otherwise relating to honesty and integrity, MTS will remove that employee immediately from responsibility for or involvement with the MTS's Government contracts. If the employee is debarred, the policy requires that the employee will be terminated from employment with MTS. MTS shall notify the USAF of each such personnel action taken, and the reasons therefore, within 15 days of the action.

11.
BUSINESS RELATIONS WITH SUSPENDED OR DEBARRED ENTITIES: MTS has instituted a written policy stating it will not knowingly form a contract with or enter into a business relationship with an individual or business entity that is debarred, suspended or proposed for debarment. This policy is attached as Exhibit E. To affect this policy, MTS will review the EPLS before entering into any such arrangement.

12.
MEETINGS: Six months after the effective date of the Agreement and again four months prior to its termination, MTS’s CEO, General Counsel/Chief Compliance Officer, and Director of Compliance shall meet with the USAF Deputy General Counsel for Contractor Responsibility or a designee to discuss the status of compliance with the Agreement and the implementation of the Program.

13.	MTS WAIVER, RELEASE, AND INDEMNIFICATION:

A.
MTS hereby waives and releases the United States, its instrumentalities, agents, and employees in their official and personal capacities of any and all liability, including all claims, demands, or requests for monies, of any kind or of whatever nature, that MTS and its subsidiaries may have, up through and including the date hereof, related to, or in connection with, the March 11, 2011, suspension of MTS, any investigation or administrative proceedings associated therewith, this Agreement, or the facts that gave rise to the foregoing.

B.
In addition, MTS shall indemnify and hold the United States and all its agents and employees harmless, in their official and individual capacities, from any and all claims, demands, liabilities or damages, or request for any other relief in law or in equity in any other forum be it judicial or administrative in nature, whether existing prior to the date hereof or at any time in the future, which related or relates to, or arose or arises in connection with, the March 11, 2011, suspension of MTS, any ongoing investigation or administrative or other proceedings associated therewith, this Agreement or its performance, or the facts that gave or give rise to the foregoing.

14.	COSTS:

A.
MTS agrees that all unallowable costs pursuant to FAR 31.205-47, incurred by, for, or on behalf of MTS, shall be expressly unallowable costs for Government contracts accounting purposes. Unallowable costs include, but are not limited to, costs arising from, related to, or in connection with the matters at issue here, the Government’s criminal and civil investigations regarding the matters at issue here, and the USAF’s independent review of the Company’s present responsibility, including the costs of the Company’s submissions, presentations, appearances before the USAF Deputy General Counsel for Contractor Responsibility, and the Company’s costs of performing and administering the terms of this Agreement. MTS’s past, present, and future costs of maintaining, operating, and improving the Company’s corporate self-governance/compliance/ethics programs are allowable costs for the purposes of this Agreement.

B.	MTS has paid the USAF $20,000 in recognition of the time the USAF will expend in administering this Agreement.

15.
PROPOSED CHANGES: MTS shall notify the USAF of any proposed changes to relevant instructions, directives, or procedures implemented in furtherance of its Program and compliance with this Agreement. The USAF retains the right to verify, approve, or reject such changes. No changes will be implemented without prior approval of the USAF.

16.
PRESENT RESPONSIBILITY: MTS’s compliance with the terms and conditions of this Agreement constitutes an element of its present responsibility for Government contracting. MTS’s failure to meet any obligations pursuant to the terms and conditions of this Agreement as determined by the USAF constitutes a separate cause for suspension or debarment. By entering into this Agreement, the USAF is not determining that MTS is presently responsible for any specific Government contract.

17.	PUBLIC DOCUMENT: This Agreement, including all attachments and reports submitted pursuant to this Agreement, are public documents and may be distributed by the USAF.

18.
ADVERSE ACTIONS: MTS avers that adverse actions taken or to be taken by MTS against any employee or other individual associated with MTS arising out of or relating to the wrongdoing at issue here were solely the result of MTS’s initiatives and decisions and were not the result of any action by or on behalf of agents or employees of the United States.

19.
NO SUSPENSION OR DEBARMENT: Provided the terms and conditions of this Agreement are fulfilled, the USAF will not suspend or debar MTS based upon the facts and circumstances set forth; however, this does not restrict the USAF or any other agency of the Government from instituting administrative actions, including without limitation, suspension or debarment should other information indicating the propriety of such action come to the attention of the USAF or such other agency or additional information concerning the facts at issue here is discovered by the Government, which facts were not disclosed by MTS or by the exercise of reasonable diligence would not have been discovered by the Government as of the date of the Agreement.

20.
PURCHASE OF BUSINESS: In the event MTS purchases or establishes new business units after the effective date of this Agreement, MTS will implement all provisions of this Agreement with respect to the new unit within 60 days following such purchase or establishment.

21.
SALE OF BUSINESS: In the event MTS sells or in any way transfers ownership of any part of its business, MTS will notify the USAF in advance and require the acquiring entity as a condition of the sale to remain bound by the terms of this Agreement for the duration of this Agreement including but not limited to all reporting requirements.

22.
USAF RELIANCE: MTS represents that all written materials and other information supplied to the USAF by its authorized representative(s) during the course of discussions with the USAF preceding this Agreement are true and accurate, to the best information and belief of MTS. Further, MTS understands that this Agreement is executed on behalf of the USAF in reliance upon the truth, accuracy, and completeness of all such representations.

23.
RESTRICTION OF USE: MTS shall not use this Agreement or the fact of the existence of this Agreement for any purpose related to the defense or litigation of, or in mitigation of any criminal, civil, or administrative investigation or proceeding.

24.
DELIVERABLES: All deliverables under the terms of this Agreement will be set forth in Exhibit F, which shall be prepared by MTS and submitted to the USAF for review and concurrence within three days from date of execution of this Agreement.

25.	BANKRUPTCY: Bankruptcy will not affect the enforcement of this Agreement in the interest of the Government.

26.	NOTICES: Any notices, reports, or information required hereunder shall be mailed by registered or certified mail and e-mailed as follows:

MTS:	William Murray

Chief Executive Officer

MTS Systems Corp.

14000 Technology Drive

Eden Prairie, MN 55344-2290

(952) 937-4777

Bill.Murray@mts.com

USAF:	Deputy General Counsel for

Contractor Responsibility (SAF/GCR)

Department of the Air Force

Attention: Todd J. Canni

1235 South Clark Street, Suite 301

Arlington, VA 22202-3258

Todd.Canni@pentagon.af.mil

27.	MODIFICATION: This Agreement may be amended or modified only by a written document signed by both parties.

28.
ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether oral or written, relating to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

29.
AUTHORIZED SIGNATORY. MTS represents and agrees that the person signing on its behalf below is authorized to execute this Agreement and has the authority to bind MTS to all terms and conditions herein.

30.	COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

/s/ William V. Murray	September 19, 2011
William Murray	DATE
Chief Executive Officer
For MTS Systems Corp.

/s/ Steven A. Shaw	September 19, 2011
Steven A. Shaw	DATE
Deputy General Counsel
Suspending and Debarring Official
For the U.S. Department of the Air Force